Exhibit 10.1

AMENDMENT

TO

COMMERCIAL LOAN AGREEMENT AND LOAN DOCUMENTS

THIS AMENDMENT TO COMMERCIAL LOAN AGREEMENT AND LOAN DOCUMENTS (this “Amendment”), made effective as of the 12th day of December, 2008, is by and among RBS CITIZENS NATIONAL ASSOCIATION, a national banking association and successor by merger to Citizens Bank New Hampshire with a place of business at 875 Elm Street, Manchester, New Hampshire 03101 (the “Bank”); MICRONETICS, INC., a Delaware corporation with an executive office at 26 Hampshire Drive, Hudson, New Hampshire 03051 (the “Borrower”); MICROWAVE & VIDEO SYSTEMS, INC., a Connecticut corporation with an executive office at 160B Shelton Road, Monroe, Connecticut 06468, MICROWAVE CONCEPTS, INC., and STEALTH MICROWAVE, INC., each a Delaware corporation, and all with an executive office at 26 Hampshire Drive, Hudson, New Hampshire 03051; and MICA MICROWAVE CORPORATION, a Delaware corporation with an executive office at 1096 Mellon Avenue, Manteca, California 95337 and formerly known as “Del Merger Subsidiary, Inc.” (individually, a “Guarantor”, and collectively, the “Guarantors”).

R E C I T A L S:

WHEREAS, the Bank has extended to the Borrower certain credit facilities consisting of a revolving line of credit loan in the principal amount of up to Five Million Dollars ($5,000,000.00) (the “Revolving Line of Credit Loan”), and a term loan in the original principal amount of Six Million Five Hundred Thousand Dollars ($6,500,000.00) (the “Term Loan”), all pursuant to a certain Commercial Loan Agreement dated March 30, 2007 by and among the Bank, the Borrower and the Guarantors, as amended to date (the “Loan Agreement”) and the Loan Documents as defined therein; and

WHEREAS, the Borrower has requested, and the Bank has agreed, to extend the Revolver Expiration Date until March 30, 2012;

WHEREAS, the Bank, pursuant to a letter to Borrower and Enon Microwave, Inc. (“Enon”) dated October 3, 2007, consented to the merger of Enon with and into Borrower (the “Merger”); and

WHEREAS, the parties desire to acknowledge that Enon is no longer a party to the Loan Agreement or any of the Loan Documents as a result of the Merger. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Amendment to Loan Agreement. The first sentence of Section I.A. of the Loan Agreement shall be, and hereby is, deleted in its entirety and replaced with the following new first sentence:

“Pending an Event of Default, the Bank shall extend the Revolving Line of Credit Loan to Borrower for the period from the date hereof through and until March 30, 2012 (the “Revolver Expiration Date”).”

2. Reaffirmation of Representations and Warranties. The Borrower and the Guarantors hereby confirm, reassert, and restate all of their respective representations and warranties under the Loan Agreement and the Loan Documents as of the date hereof.

3. Reaffirmation of Affirmative Covenants. The Borrower and the Guarantors hereby confirm, reassert, and restate all of their respective affirmative covenants as set forth in the Loan Agreement and the Loan Documents as of the date hereof.

4. Reaffirmation of Negative Covenants. The Borrower and the Guarantors hereby confirm, reassert, and restate all of their respective negative covenants as set forth in the Loan Agreement and the Loan Documents as of the date hereof.

5. Acknowledgement Regarding Enon. The parties hereto acknowledge and agree that, as a result of the Merger, Enon is no longer a party to the Loan Agreement or any of the Loan Documents.

6. No Other Modifications. Except as specifically modified or amended herein or hereby, all of the terms and conditions of each of the Loans, the Loan Agreement, and the Loan Documents, remain otherwise unchanged, and in full force and effect, all of which are hereby confirmed and ratified by the parties hereto.

7. Costs and Expenses of Bank. The Borrower agrees to reimburse the Bank for all reasonable costs, expenses, and fees, including attorneys’ fees, associated with the documentation of this Amendment. The Borrower consents to the Bank charging the Borrower’s Revolving Line of Credit Loan account for any such costs, expenses and fees.

8. Counterparts. This Amendment may be executed in several counterpart copies. Each such counterpart copy shall be deemed an original, but all of such copies together shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed and delivered this Joinder effective as of the date first set forth above.

BANK:

RBS CITIZENS NATIONAL ASSOCIATION

/s/ Patricia A. Bonner	By:	/s/ Timothy J. Whitaker
Witness		Timothy J. Whitaker, Senior Vice President

BORROWER:
MICRONETICS, INC.

/s/ Carl L. Lueders	By:	/s/ David Robbins
Witness		David Robbins, President

GUARANTORS:
MICA MICROWAVE CORPORATION

/s/ Carl L. Lueders	By:	/s/ David Robbins
Witness		David Robbins, President

MICROWAVE & VIDEO SYSTEMS, INC.

/s/ Carl L. Lueders	By:	/s/ David Robbins
Witness		David Robbins, President

MICROWAVE CONCEPTS, INC.

/s/ Carl L. Lueders	By:	/s/ David Robbins
Witness		David Robbins, President

STEALTH MICROWAVE, INC.

/s/ Carl L. Lueders	By:	/s/ David Robbins
Witness		David Robbins, Vice President

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